Exhibit 5.1

Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 Telephone: 212-370-1300 Facsimile: 212-370-7889

July 1, 2025

Board of Directors

RYVYL Inc.

3131 Camino Del Rio North, Suite 1400

San Diego, CA 92108

Re:	RYVYL Inc. – Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to RYVYL Inc., a Nevada corporation (the “Company”), in a public offering pursuant to the Registration Statement on Form S-1 initially filed on February 14, 2025 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), (File No. 333-284986) (the “Registration Statement”), of the following securities: (i) units (the “Common Units”) consisting of up to an aggregate of up to $8,000,000 of shares of common stock, par value $0.001 per share (the “Common Stock”) and common stock warrants to purchase up to an aggregate of up to $8,000,000 of shares of Common Stock (the “Common Warrants” and the shares of Common Stock underlying the Common Warrants, the “Common Warrant Shares”). The Registration Statement also registers (i) units (“Pre-Funded Units”) consisting pre-funded warrants to purchase up to an aggregate of $8,000,000 of shares of Common Stock (the “Pre-Funded Warrants”), (ii) shares of Common Stock underlying the Pre-Funded Warrants (“Pre-Funded Warrant Shares”) and (iii) Common Warrants to purchase up to $8,000,000 of shares of Common Stock, to those purchasers whose purchase of shares of Common Stock in the offering in which such securities offered and registered in the Registration Statement (the “Offering”) would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of the outstanding shares of Common Stock following the consummation of the offering in lieu of the shares of our Common Stock that would result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%). Each Pre-Funded Warrant will be exercisable for one share of Common Stock at an exercise price of $0.001 per share. The Common Units, the Pre-Funded Units, Common Stock, Pre-Funded Warrants and Common Warrants are collectively referred to herein as the “Securities.”

We have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein only as to the Nevada Revised Statutes (the “NRS”) and laws of the State of New York, as applicable. In that regard, we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Nevada or New York, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

For purposes of rendering the opinions set forth below, we have examined such documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion including (i) the Registration Statement, including the exhibits filed therewith (inclusive of the Placement Agency Agreement, the Purchase Agreement, the form of Pre-Funded Warrant and the form of Common Warrant, (ii) the Prospectus, (iii) the Company’s amended and restated articles of incorporation, as amended (iv) the Company’s amended and restated bylaws, (v) the corporate resolutions and other actions of the Company that authorize and provide for the filing of the Registration Statement, and we have made such other investigation as we have deemed appropriate. We have not independently established any of the facts so relied on.

The purpose of our professional engagement was not to establish or confirm the factual matters set forth in the Registration Statement, and we have not undertaken any obligation to verify independently any of the factual matters set forth in the Registration Statement. Moreover, many of the determinations required to be made in the preparation of the Registration Statement involve matters of a non-legal nature.

Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain matters and issues without the assistance of independent counsel.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. Common Units. When the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement the Common Units will be legally binding obligations of the Company, enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2. Common Stock. When the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement, the shares of Common Stock underlying the Common Units will be duly authorized, validly issued, fully paid and non-assessable.

3. Pre-Funded Warrants. When the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement the Pre-funded Warrants will be legally binding obligations of the Company, enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

4. Pre-Funded Warrant Shares. When the Registration Statement becomes effective under the Act and upon due exercise of the Pre-Funded Warrants, the Pre-Funded Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable.

5. Common Warrants. When the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement, the Common Warrants will be legally binding obligations of the Company, enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

6. Common Warrant Shares. When the Registration Statement becomes effective under the Act and upon due exercise of the Common Warrants, the Common Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable.

With respect to any issuances of Common Stock, we express no opinion to the extent that future issuances of the Common Stock may cause the number of shares of Common Stock underlying the Common Units and/or the Pre-Funded Units to exceed the number of shares of Common Stock that remain authorized but unissued.

This opinion letter is given as of the date hereof.  We assume no obligation to advise you of changes that may hereafter be brought to our attention.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder. This opinion letter is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Sincerely,

/s/ Ellenoff Grossman & Schole LLP
Ellenoff Grossman & Schole LLP

3